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                                                                     Exhibit 5.1


                             Morrison & Foerster LLP
                               5200 Republic Plaza
                             370 Seventeenth Street
                           Denver, Colorado 80202-5638



                                  June 5, 2001



ATRIX LABORATORIES, INC.
2579 Midpoint Drive
Fort Collins, Colorado 80525

         RE:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as your counsel in connection with the Registration Statement on Form S-3 (the "Registration Statement"), being filed by Atrix Laboratories, Inc., a Delaware corporation (the "Company") with the Securities and Exchange Commission relating to the registration under the Securities Act of 1933 (the "Act") of up to 4,000,000 shares of common stock, $.001 par value per share (the "Common Stock"), which may be issued and sold by the Company from time to time.

         In connection therewith, we have reviewed such Registration Statement, the Company's filings with the Securities and Exchange Commission, certain of the Company's corporate records, documents, instruments and certificates of public officials taken in connection with the registration of the Common Stock and such other factual and legal matters as we have deemed necessary for purposes of rendering the opinion set forth herein.

         We have assumed the genuineness of the signatures on and the authenticity of all documents submitted to us as originals and the conformity to original documents submitted to us as certified or photostatic copies. In making our examination of executed documents or documents to be executed, we have assumed that each party to one or more of the documents (other than the Company) has the power and authority to execute and deliver, and to perform and observe the provisions of the documents, and has duly authorized, executed and delivered such documents, and that such documents constitute the legal, valid and binding obligations of each such party. We also have relied upon the accuracy, as to matters of fact, of officers of the Company. We have relied on the Company's records and have assumed the accuracy and completeness thereof. We have also assumed that any stock certificate evidencing any Common Stock issued will conform to the specimen certificate examined by us and will be duly executed and


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delivered. We have also assumed that the number of shares of Common Stock offered pursuant to the Registration Statement does not exceed, at the time of issuance, the authorized but unissued shares of common stock of the Company.

         We have assumed that the execution and delivery by the Company of the Common Stock will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties is subject,
(ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

         Based upon and subject to the foregoing, we are of the opinion that with respect to the shares of Common Stock to be offered by the Company, when
(i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the shares of the Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) the terms of the issuance and sale of the Common Stock have been duly established by the Board of Directors, including any appropriate committee appointed thereby, and by all other necessary corporate action in conformity with the certificate of incorporation and the bylaws of the Company; (iv) shares of Common Stock are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the shares of the Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; and (v) certificates representing shares of the Common Stock have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Common Stock, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

         We express no opinion as to matters governed by laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America, as in effect on the date hereof.

         This opinion is solely for your benefit and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent. Our opinion speaks only as of the date hereof and we assume no obligation to inform you of any facts, circumstances, events or changes in the law that may hereafter be brought to our attention that may alter, affect or modify the opinions expressed herein.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement referred to above and the use of our name under the heading "Legal Matters" in the prospectus and any part of the Registration Statement.


                                             Very truly yours,


                                             /s/ Morrison & Foerster LLP